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                                                                    EXHIBIT 15.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Nabors Industries, Inc. and Subsidiaries Registration
    Statements on Form S-8, Form S-4 and Form S-3


We are aware that our report dated October 20, 1999 on our review of the interim condensed consolidated financial information of Nabors Industries, Inc. and Subsidiaries for the three months and nine months ended September 30, 1999 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (Registration Numbers 333-87069, 333-86289, 333-76077, 333-11313, 33-87324, 33-87322, 33-47521, 33-45097 and 33-39316), on
Form S-4 (Registration Number 333-84781) and on Form S-3 (Registration Number 333-81137). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of Section 7 and 11 of the Act.



                                       PricewaterhouseCoopers LLP

Houston, Texas
November 15, 1999